Exhibit 10.1

CLARUS THERAPEUTICS, INC.

to

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

Supplemental Indenture No. 3
Dated as of September 28, 2021

Supplemental to the Indenture dated as of March 12, 2020
Relating to the 12.5% Senior Secured Notes due 2025

Providing for Certain Amendments to said Indenture

Supplemental Indenture No. 3

This SUPPLEMENTAL INDENTURE No. 3 dated as of September 28, 2021 is between Clarus Therapeutics, Inc., a Delaware corporation with an address at 555 Skokie Boulevard, Suite 340, Northbrook, Illinois 60062 (the “Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). This Supplemental Indenture No. 3 supplements and amends that certain Indenture dated as of March 12, 2020 among the Issuer, the Trustee and the Collateral Agent, as amended and supplemented by Supplemental Indenture No. 1 dated as of May 27, 2021 and Supplemental Indenture No. 2 dated as of September 9, 2021, in each case, from the Issuer to the Trustee and the Collateral Agent (as so supplemented and amended, the “Original Indenture”). The Original Indenture and any and all indentures and instruments supplemental thereto (including this Supplemental Indenture No. 3) are hereinafter sometimes collectively called the “Indenture”.

RECITALS OF THE ISSUER

WHEREAS, the Original Indenture was authorized, executed and delivered by the Issuer to provide for the issuance from time to time of the Securities (such term and all other capitalized terms used herein without definition having the respective meanings assigned to them in the Original Indenture);

WHEREAS, the Issuer desires to amend certain provisions of the Original Indenture as set forth in this Supplemental Indenture No. 3;

WHEREAS, there are no Guarantors currently a party to the Original Indenture;

WHEREAS, Section 9.02 of the Original Indenture permits the Issuer, the Collateral Agent, the Guarantors and the Trustee to amend or supplement the Original Indenture with the written consent of the Holders of the requisite principal amount of the Securities then outstanding voting as a single class;

WHEREAS, the Issuer has obtained the written consent of the Holders of 100% of the principal amount of the Securities currently outstanding voting as a single class to the amendment of the provisions of the Original Indenture as set forth in this Supplemental Indenture No. 3 (as evidenced by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee);

WHEREAS, pursuant to that certain direction letter dated as of September 28, 2021, among other things, Holders of 100% of the principal amount of the Securities currently outstanding directed the Trustee pursuant to Section 6.05 of the Original Indenture to execute this Supplemental Indenture No. 3 and the Trustee accepted such direction pursuant to the terms and conditions provided therein; and

WHEREAS, the Issuer has satisfied the other conditions set forth in the Original Indenture to the valid execution and delivery of this Supplemental Indenture No. 3 by the Issuer, the Collateral Agent and the Trustee;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 3 WITNESSETH, that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE One

SECTION 1.01. A new Section 4.23 is added to the Original Indenture as follows:

SECTION 4.23. Refinancing Process. The Issuer shall, either directly or indirectly through an Affiliate, (i) engage a financial advisor or similar agent reasonably satisfactory to the Holders as determined in good faith to assist the Issuer (or such Affiliate) with the refinancing, redemption or other repayment of all of the outstanding Securities (a “Debt Refinance”), and (ii) commence an active and continuous process intended to effectuate a Debt Refinance, in each case, beginning no later than October 15, 2021. The Issuer and/or any of its Affiliates shall not commence or conduct any process to sell, offer for sale, market or promote any Equity Interest of the Issuer or such Affiliate without simultaneously commencing and conducting a Debt Refinance process.

SECTION 1.02. The first sentence of Section 8.01(c) of the Original Indenture is amended and restated as follows:

Subject to Section 8.01(b) and Section 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22 and 4.23 and the operation of Section 4.08, Article 5 and Sections 6.01(c), 6.01(d), 6.01(e) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(f) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) and 6.01(l) (“covenant defeasance option”).

SECTION 1.03. A new last sentence is added to Paragraph 1(b) of each of the Securities (and the form of Security attached as Exhibit A to the Original Indenture) as follows:

Notwithstanding the foregoing or anything to the contrary in this Security or the Indenture, the interest payment amount that was due and payable on the Securities on September 1, 2021 (exclusive of the interest payable in respect of $10,000,000 aggregate principal amount of the Securities that were exchanged and cancelled pursuant to Section 4 of the Transaction Support Agreement) shall be due and payable in cash on March 1, 2022 together with interest accrued on such amount in cash from and including September 1, 2021 until payment thereof at a rate per annum equal to 18.5% (collectively, the “September 1, 2021 Interest Payment Amount”) (and, for the avoidance of doubt, in addition to the interest payment amount due and payable on the Securities on March 1, 2022). For all purposes under the Indenture, until paid, the September 1, 2021 Interest Payment Amount shall be treated as “accrued and unpaid interest” or “accrued but unpaid interest” in respect of the Securities, including for purposes of Article 3, Section 4.08 and Section 6.02 of the Indenture and Paragraph 5 of each of the Securities.

SECTION 1.04. The first sentence of paragraph 4 of each of the Securities (and the form of Security attached as Exhibit A to the Original Indenture) is hereby deleted in its entirety and replaced with the following:

The Issuer issued the Securities under the Indenture dated as of March 12, 2020 (as amended from time to time, including by Supplemental Indenture No. 1 thereto dated as of May 27, 2021, by Supplemental Indenture No. 2 thereto dated as of September 9, 2021 and by Supplemental Indenture No. 3 thereto dated as of September 28, 2021, the “Indenture”) among the Issuer, the guarantors that may be party thereto from time to time, the Trustee and the Collateral Agent.

SECTION 1.05.

(i) Without prejudice to the terms of this Supplemental Indenture No. 3, the Issuer confirms that the security created by or pursuant to the Security Documents remains in full force and effect and continues to secure the Obligations.

(ii) Without prejudice to the terms of the Security Documents, the Issuer confirms that the security created by or pursuant to the Security Documents extends to secure the Obligations as amended or supplemented by the terms of this Supplemental Indenture No. 3.

ARTICLE Two

SECTION 2.01. This Supplemental Indenture No. 3 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 3, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 3 shall together constitute the Indenture. This Supplemental Indenture No. 3 shall in no way be construed or interpreted as an extinctive novation of any of the obligations or agreements of the Issuer set forth in the Original Indenture.

SECTION 2.02. Sections 12.01, 12.07, 12.09, 12.10, 12.11, 12.12, 12.13 and 12.15 of the Original Indenture shall be applicable to this Supplemental Indenture No. 3, as though fully set forth herein. The words “execution”, “signed” and “signature” and words of like import in this Supplemental Indenture No. 3 or in any other certificate, agreement or document related to this Supplemental Indenture No. 3 shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign, or such other digital signature provider as specified in writing to Trustee by the Issuer). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable Law, including any state Law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to each other, including without limitation the risk of the Trustee acting on unauthorized instructions (other than any instructions actually known by the Trustee to be unauthorized or otherwise invalid), and the risk of interception and misuse by third parties; provided that neither the Issuer assumes any such risks if the Issuer incurs any loss, liability or expense as a result of the Trustee’s, the Collateral Agent’s and/or any related Person’s own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).

SECTION 2.03. The recitals contained in this Supplemental Indenture No. 3 shall be taken as the statements of the Issuer. The Trustee and the Collateral Agent assume no responsibility for the correctness of such recitals and make no representations as to the validity or sufficiency of this Supplemental Indenture No. 3.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the date first written above.

CLARUS THERAPEUTICS, INC.

By:	/s/ Robert E. Dudley
Name: Robert E. Dudley
Title: President and Chief Executive Officer

{Signature Page to Supplemental Indenture No. 3}

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Diana Jacobs
Name: Diana Jacobs
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Diana Jacobs
Name: Diana Jacobs
Title: Vice President

{Signature Page to Supplemental Indenture No. 3}